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REGISTERED                                                          REGISTERED
                                                                    EXHIBIT 4.06

                                KELLOGG COMPANY

                              4-7/8% NOTES DUE 2005

CUSIP NO. 487836 AK 4
No. R-1                                                          US$200,000,000

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITORY") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         KELLOGG COMPANY, a Delaware corporation (herein called the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWO HUNDRED MILLION (U.S.$200,000,000) (or such other amount as is provided herein) on October 15, 2005, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on April 15 and October 15 of each year, commencing April 15, 1999, on said principal sum, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this Note, from the April 15 or the October 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from October 13, 1998, until payment of said principal sum has been made or duly provided for. Payments of such principal and interest shall be made at the office or agency of the Issuer in Chicago, Illinois, which, subject to the right of the Issuer to vary or terminate the appointment of such agency, shall initially be at the principal office of Harris Bank and Trust Company, 111 West Monroe Street, Chicago, Illinois 60603; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register; provided further that so long as CEDE & CO. or another nominee of the Depository is the registered owner of this Note, payments of principal and interest will be made in immediately available funds through the Depository's Same-Day Funds Settlement System. Notwithstanding the foregoing, if the date hereof is after April 1 or October 1, as the case may be, and before the following April 15 or October 15 this Note shall bear interest from such April 15 or October 15; provided, that if the Issuer shall default in the payment


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of interest due on such April 15 or October 15, then this Note shall bear interest from the next preceding April 15 or October 15, to which interest has been paid or, if no interest has been paid on this Note, from October 13, 1998. The interest so payable on any April 15 or October 15, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the April 1 or October 1, as the case may be, next preceding such April 15 or October 15.

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                        [Signatures appear on next page]


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         IN WITNESS WHEREOF, KELLOGG COMPANY has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated: October 13, 1998                        KELLOGG COMPANY


[SEAL]                                         By: J.H. Bolt
                                                  -----------------------------
                                                  Title: Vice President and
                                                  Treasurer

                                               By: Edward J. Gildea
                                                  -----------------------------
                                                  Title: Vice President - Legal;
                                                  Assistant Secretary



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Harris Trust and Savings Bank,
 as Trustee

By:
   ----------------------------
   Authorized Officer


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                                 KELLOGG COMPANY

                              4-7/8% NOTES DUE 2005

         General. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of August 1, 1993 (herein called the "Indenture"), duly executed and delivered by the Issuer to Harris Trust and Savings Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in registered or bearer form, or both, in various aggregate principal amounts, may be denominated and payable in United States Dollars, foreign currencies or currency units, may mature at different times, may bear interest at different rates, which may be fixed or variable, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 4-7/8% Notes due 2005 of the Issuer, limited in aggregate principal amount to $200,000,000.

         Events of Default. In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         Modifications and Waivers; Obligation of the Company Absolute. The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of a majority of the aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (treated as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series or of any coupons; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable upon redemption thereof, or impair or affect the right of any Holder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities


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of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture, and no provision of this Note or of the Indenture, shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate, and in the coin or currency herein prescribed.

         Authorized Denominations. The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. As provided in the Indenture, and subject to certain limitations set forth therein, Notes in registered form are exchangeable for a like aggregate principal amount of Notes in registered form of other authorized denominations, as requested by the Holder surrendering the same at the agency of the Issuer in Chicago, Illinois. No service charge shall be made for any such exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Redemption. The Notes may not be redeemed at the option of the Issuer prior to maturity.

         Sinking Fund. The Notes are not subject to any sinking fund.

         Registration of Transfer. Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in Chicago, Illinois, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         THIS SECURITY IS EXCHANGEABLE ONLY IF (X) THE DEPOSITORY NOTIFIES THE ISSUER THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL DEBENTURE OR IF AT ANY TIME THE DEPOSITORY CEASES TO BE A CLEARING AGENCY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, (Y) THE ISSUER IN ITS SOLE DISCRETION DETERMINES THAT THIS DEBENTURE SHALL BE EXCHANGEABLE FOR CERTIFICATED DEBENTURES IN REGISTERED FORM OR (Z) AN EVENT OF DEFAULT, OR AN EVENT WHICH WITH THE PASSAGE OF TIME OR THE GIVING OF NOTICE WOULD BECOME AN EVENT OF DEFAULT, WITH RESPECT TO THE DEBENTURES REPRESENTED HEREBY HAS OCCURRED AND IS CONTINUING, PROVIDED THAT THE DEFINITIVE DEBENTURES SO ISSUED IN EXCHANGE FOR THIS PERMANENT GLOBAL DEBENTURE SHALL BE IN DENOMINATIONS OF $1,000 AND ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF AND BE OF LIKE AGGREGATE PRINCIPAL AMOUNT AND TENOR AS THE PORTION OF THIS



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PERMANENT GLOBAL DEBENTURE TO BE EXCHANGED, AND PROVIDED FURTHER THAT, UNLESS
THE ISSUER AGREES OTHERWISE, DEBENTURES OF THIS SERIES IN CERTIFICATED REGISTERED FORM WILL BE ISSUED IN EXCHANGE FOR THIS PERMANENT GLOBAL DEBENTURE, OR ANY PORTION HEREOF, ONLY IF SUCH DEBENTURES IN CERTIFICATED REGISTERED FORM WERE REQUESTED BY WRITTEN NOTICE TO THE TRUSTEE OR THE SECURITIES REGISTRAR BY OR ON BEHALF OF A PERSON WHO IS BENEFICIAL OWNER OF AN INTEREST HEREOF GIVEN THROUGH THE HOLDER HEREOF. EXCEPT AS PROVIDED ABOVE, OWNERS OF BENEFICIAL INTERESTS IN THIS PERMANENT GLOBAL DEBENTURE WILL NOT BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF DEBENTURES IN CERTIFICATED REGISTERED FORM AND WILL NOT BE CONSIDERED THE HOLDERS THEREOF FOR ANY PURPOSE UNDER THE INDENTURE.

         Owners. The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No Recourse Against Certain Persons. No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         Defeasance. The Indenture with respect to any series will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such series or upon the irrevocable deposit with the Trustee of cash or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

         Governing Law. The Indenture and this Note shall be deemed to be contracts made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such state.

         Defined Terms. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.



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                                 -------------

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT ...........Custodian...........
                            (Cust)          (Minor)
                            Under Uniform Gifts to Minors Act

                            ..........................
                                     (State)
Additional abbreviations may also be used though not in the above list.


                               ------------------


              FOR VALUE RECEIVED, the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


[                             ]
--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing _________________________________ attorney to transfer said Security on the books of the Issuer, with full power of substitution in the premises.

DATED:

                              -----------------------------------------------
                                                 Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


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